Exhibit 10.6

SECOND AMENDMENT TO OFFICE LEASE

This SECOND AMENDMENT TO OFFICE LEASE (“Second Amendment”) is made as of Sept. 23rd, 2002, by and between CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation, on behalf of its Separate Account R (“Landlord”), and CORUS PHARMA, INC., a Delaware corporation (“Tenant”). Landlord and Tenant hereinafter may be referred to each as a “Party” and collectively as the “Parties.”

RECITALS

A. Landlord is the landlord and Tenant is the tenant under that certain Office Lease dated April 6, 2001 (“Initial Lease”), as modified by the First Amendment to Office Lease dated February 6, 2002 (“First Amendment”). The Initial Lease and First Amendment are referred to collectively herein as the “Amended Lease.” Pursuant to the Amended Lease, Tenant leases Suites 800 and 1150 (collectively, the “Premises”) in Market Place Tower, 2025 First Avenue, Seattle, Washington 98121 (“Project”). The legal description of the Project is attached hereto as Exhibit A. As used herein, the “Lease” means the Amended Lease as amended by this Second Amendment.

B. The Parties desire to add to the Premises under the Lease 5,477 rentable square feet known as Suite 890 (“Suite 890”) and 2,677 rentable square feet known as Suite 835 (“Suite 835”), both of which are located on the eighth floor of the Project, as depicted on the attached Exhibit B.

C. Except as otherwise specifically defined herein, all capitalized terms shall have the meanings assigned in the Lease.

AGREEMENT

In furtherance of the Recitals set forth above, which are incorporated herein by reference, and in consideration of the mutual promises and covenants set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties acknowledge and agree to the following:

1. DATE SUITE 890 AND SUITE 835 ARE ADDED TO THE PREMISES: Suite 890 and Suite 835 shall be added to the Premises, and the Lease shall be deemed amended to accomplish such addition, on January 1, 2003 (the “Suite 890/835 Addition Date”). Tenant shall have access to and possession of Suite 890 and Suite 835 as of the Suite 890/835 Addition Date. Tenant agrees that, if Landlord is unable to deliver possession of Suite 890 and/or Suite 835 to Tenant on the Suite 890/835 Addition Date, this Second Amendment shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the term of the Lease for Suite 890 or Suite 835 be in any way extended, but in such event Tenant shall not be liable for any rent for Suite 890 and/or Suite 835 (on a pro rata basis based on the suite(s) not available to Tenant) until Landlord tenders possession of such suite(s) to Tenant.

Notwithstanding the foregoing, if Landlord is unable to deliver possession of Suite 890 and/or Suite 835 to Tenant within sixty (60) days of the Suite 890/835 Addition Date, then Tenant may provide written notice to Landlord that it intends to terminate its obligations under this Second Amendment with respect to the suite(s) that Landlord has not delivered to Tenant. If Landlord is unable to deliver possession of Suite 890 and/or Suite 835 within fifteen (15) days of such notice, then Tenant’s obligation to lease such undelivered suite(s) under this Second Amendment shall terminate and be of no further effect (provided that an inability to deliver possession of one suite shall not terminate Tenant’s obligation to lease the other suite if such other suite is delivered as required by this Second Amendment).

2. EFFECT OF ADDITION OF SUITE 890 AND SUITE 835: Effective on the Suite 890/835 Addition Date, the following provisions of the Lease shall be amended as set forth below:

Section 1(d). The Premises area shall be deemed amended to be an agreed 16,402 rentable square feet (which includes 2,677 rentable square feet in Suite 835; 5,477 rentable square feet in Suite 890; 3,907 rentable square feet in Suite 1150; and 4,341 rentable square feet in Suite 800).

Sections 1(f) and 1(j). Tenant’s Percentage and the Base Year For Operating Expenses shall be computed separately for Suite 800, Suite 1150, Suite 835 and Suite 890 for purposes of calculating Tenant’s Percentage of Operating Expenses (See Section 6). For Suite 800, Tenant’s Percentage shall be 2.240% and the Base Year shall be 2001. For Suite 1150, Tenant’s Percentage shall be 2.016% and the Base Year shall be 2002. For Suite 890, Tenant’s Percentage shall be 2.813% and the Base Year shall be 2003. For Suite 835, Tenant’s Percentage shall be 1.375% and the Base Year shall be 2003. The sum of Tenant’s Percentage of Operating Expenses for the four Suites shall be the Tenant’s Percentage of Operating Expenses due under the Lease.

Section 1(h). The Base Monthly Rent shall be amended to provide, as of the Suite 890/835 Addition Date, for a Base Monthly Rent for Suite 890 of $12,323.25 per month, and a Base Monthly Rent for Suite 835 of $6,023.25 per month, which amounts Tenant shall pay monthly to Landlord at the same time and in the same manner as the payment of Base Monthly Rent for Suites 800 and 1150 under the Lease.

Section 1(o). This Section shall be amended to provide that Tenant shall have the right to purchase a total of sixteen (16) unreserved parking passes in the building garage at the designated parking rate, which is currently $200 per month, including Washington State sales tax. This rate is subject to change over the Term of the Lease.

4. SUITE 890 AND SUITE 835 TAKEN “AS-IS”: Tenant agrees that it has inspected Suite 890 and Suite 835, and accepts both suites “as-is, where is” as of the effective date of this Second Amendment. Notwithstanding the foregoing, Landlord at its cost shall perform the following work to Suite 890 prior to the Suite 890/835 Addition Date: patch walls and touch-up paint where reasonably required in Suites 890 and 835; shampoo carpet and repair or replace, at Landlord’s option, worn out or damaged carpet in Suites 890 and 835; and professionally and thoroughly clean Suites 890 and Suite 835; and provide and install five (5) new troffer lights in Suite 835.

5. COMMISSION RELATED TO SECOND AMENDMENT: Landlord agrees to pay a leasing commission to Tenant’s agent, Insignia Kidder Mathews, for the leasing of Suites 890 and 835 pursuant to this Second Amendment, of Fourteen Thousand Six Hundred Seventy-Seven and 20/100 Dollars ($14,677.20), payable one-half within ten (10) days after full execution of this Second Amendment, and one-half within ten (10) days after the Suite 890/835 Addition Date.

6. ENTIRE AGREEMENT: This Second Amendment and the Amended Lease constitute the entire agreement between Landlord and Tenant with respect to the subject matter of this Second Amendment.

7. FULL FORCE AND EFFECT: Except as specifically set forth herein, the Amended Lease is and remains in full force and effect and binding on the Parties.

IN WITNESS WHEREOF, this Second Amendment is executed as of the date first above written.

LANDLORD:		TENANT:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation, on behalf of its Separate Account R		CORUS PHARMA, INC., a Delaware corporation

By:	CIGNA INVESTMENTS, INC. A Delaware corporation, its agent

By:	/s/ Pamela S. Peck	By:	/s/ Alan Bruce Montgomery
PAMELA S. PECK
Title:	VICE PRESIDENT	Title:	CEO
Date:		Date:	9/18/02

[Notaries on following page.]

STATE OF CONNECTICUT	)
	)	ss.
County of Hartford	)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this 23rd day of September, 2002, before me, personally appeared Pamela S. Peck to me known to be the Vice President of CIGNA INVESTMENTS, INC., as agent for CONNECTICUT GENERAL LIFE INSURANCE COMPANY, on behalf of its Separate Account R, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that said individual was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Kathleen J. Lawlor
Notary Public in and for the State of
Connecticut, residing at So. Windsor
My commission expires:

[Type or Print Notary Name] KATHLEEN J. LAWLOR
NOTARY PUBLIC
MY COMMISSION EXPIRES APR. 30, 2006

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that A. B. Montgomery signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it in (his/her) capacity as CEO of Corus Pharma, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

GIVEN under my hand and official seal this 16 day of Sept, 2002.

[Stamp of Notary]	/s/ Lisa Chamberlain
NOTARY PUBLIC in and for the
State of Washington, residing
at 2400 8th Ave N, Seattle, WA
My commission expires: 6-12-05
Lisa K. Chamberlain
[Type or Print Notary Name]

EXHIBIT A

Legal Description

Parcel A of City of Seattle Lot Line Adjustment No. 8604762 as recorded under King County Record No. 8612240354, being a portion of Lots 2, 3, 6 and 7 in Block 38 and vacated alley adjoining, in addition to the Town of Seattle, as laid out by A. A. Denny (COMMONLY KNOWN AS A. A. Denny’s 6th Addition to the City of Seattle), as per plat recorded in Volume 1 of Plats, Page 99, records of King County, Washington.

TOGETHER WITH those rights and easements granted by easement agreement dated February 6, 1987, recorded under Recording No. 8703131011;

EXCEPTING THEREFROM Market Place Tower a Condominium intended for residential use according to the Condominium Plan and Survey Map delineating said condominium recorded in Volume 84 of condominiums, pages 72-90, under King County, Washington.

Situated in the City of Seattle, County of King, State of Washington

EXHIBIT B

Suite 890 and Suite 835